Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Stock Option Plan of NetTalk.com, Inc. of our report dated May 7, 2014, with respect to the financial statements of NetTalk.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission on May 8, 2014 and May 12, 2014.

/s/ Zachary Salum Auditors P.A.

Miami, Florida

February 9, 2015